EXHIBIT 99.1
News Release
CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
•Kito Crosby integration remains on track, with synergy realization ahead of plan
•Net sales growth of 107% Y/Y driven by the Kito Crosby Acquisition with solid growth at both Legacy CMCO1 and Kito Crosby
•Book-to-bill of 1.0x reflects strong conversion of orders to revenue and positions CMCO for continued progress in 2H FY27
•Increases FY27 guidance for Net sales, Adjusted EBITDA2 and Adjusted EPS2
CHARLOTTE, NC, November 3, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("CMCO" or the "Company"), today announced financial results for its fiscal year 2027 second quarter, which ended September 30, 2026.
The Company delivered net sales growth of 107% and order growth of 122% year-over-year, both driven by the acquisition of Kito Crosby Limited ("Kito Crosby"), which closed on February 3, 2026 (the "Kito Crosby Acquisition"), coupled with strong performance across the Legacy CMCO1 and Kito Crosby platforms.
“Building on record orders and sales in the first quarter, our team delivered strong second quarter performance that exceeded expectations. Sequential revenue growth was supported by sustained strength in the Americas and bolstered by stronger than anticipated demand in both Asia and EMEA," said David J. Wilson, President and Chief Executive Officer. "Our continued focus on improving operational execution and customer experience led to increased demand from both project and short-cycle business. Early success and strong customer response to our combined portfolio reinforce our confidence in the growth opportunities created by bringing CMCO and Kito Crosby together.”
Second Quarter Fiscal 2027 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales of $539.3 million increased 107%
•Orders of $562.6 million increased 122%; Book-to-bill of 1.0x
•Net loss attributable to the Company of $25.5 million, or $0.76 per diluted share reflects $12.5 million of acquisition and integration related expenses
•Adjusted Net Income2 of $31.1 million increased 74% and Adjusted EPS2,4 of $0.61 declined $0.01 largely due to a higher share count and increased interest expense
•Adjusted EBITDA2 of $111.2 million and Adjusted EBITDA Margin2 of 20.6%, up 520 basis points
“Our integration of Kito Crosby is progressing well, supported by agile execution and strong collaboration across the combined organization. With our initial integration priorities firmly underway, we are sharpening our focus on the longer-term initiatives that will unlock the potential of the combined business," continued Wilson. "Our teams are working effectively as one, and the meaningful progress we are making provides higher confidence in achieving our targeted value creation objectives."

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
Second Quarter Fiscal 2027 Sales

($ in millions)	Q2 FY27	Q2 FY26	Change	% Change
Net sales	$539.3	$261.0	$278.2	106.6%
U.S. sales	$292.0	$147.5	$144.5	98.0%
% of total	54%	57%
Non-U.S. sales	$247.3	$113.5	$133.8	117.9%
% of total	46%	43%
For the quarter, net sales increased $278.2 million, or 106.6% driven by the Kito Crosby Acquisition partially offset by the Divestiture3. Legacy CMCO Net Sales Growth1,2 of 5.3% benefited from both positive pricing and volume growth.
Second Quarter Fiscal 2027 Operating Results

($ in millions, except per share figures)	Q2 FY27	Q2 FY26	Change	% Change
Gross profit	$187.9	$90.2	$97.7	108.4%
Gross margin	34.8%	34.5%	30 bps
Adjusted Gross Profit[2]	$196.8	$92.1	$104.6	113.6%
Adjusted Gross Margin[2]	36.5%	35.3%	120 bps
Net income (loss)	$(25.2)	$4.6	$(29.8)	NM
Net income (loss) margin	(4.7)%	1.8%	(650) bps
Adjusted Net Income[2]	$31.1	$17.9	$13.2	73.6%
GAAP EPS	$(0.76)	$0.16	$(0.92)	NM
Adjusted EPS[2,4]	$0.61	$0.62	$(0.01)	(1.6)%
Adjusted EBITDA[2]	$111.2	$40.2	$71.0	176.5%
Adjusted EBITDA Margin[2]	20.6%	15.4%	520 bps
Capital, Liquidity and Cash Flow
The Company ended the second quarter with a Credit Agreement Net Leverage Ratio2 of 4.9x and total liquidity of $532.0 million consisting of $110.9 million of cash and cash equivalents, $421.1 million of availability on the Company's revolving credit facility.
The Company has generated $21.1 million in cash provided by operating activities year-to-date, with capital expenditures of $16.5 million resulting in Free Cash Flow2 of $4.6 million. Year-to-date cash costs related to the Kito Crosby Acquisition were $24.3 million.
The Company remains committed to allocating capital to pay down debt to de-lever its balance sheet in the near term while continuing its track record of consistent dividend payments.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
Fiscal Year 2027 Guidance
"Our increased full-year outlook reflects strong first-half orders and financial performance, as well as confidence in the execution of our strategic priorities and our ability to sustain this momentum through the second half of fiscal 2027," said John Linker, Executive Vice President and Chief Financial Officer.
Based on year-to-date performance and its outlook, the Company is increasing its guidance for fiscal 2027, ending March 31, 2027 as follows:

Metric	Updated FY27 Outlook	Prior FY27 Outlook
Net sales	$2.13 billion to $2.17 billion	$2.09 billion to $2.15 billion
Adjusted EBITDA[5]	$425 million to $440 million	$405 million to $420 million
Adjusted EPS[5]	$2.00 to $2.15	$1.90 to $2.10
Fiscal 2027 guidance reflects updated assumptions, based on final purchase price accounting linked to the Kito Crosby Acquisition, of:

Metric	Updated FY27 Outlook	Prior FY27 Outlook
Interest expense	$185 million to $190 million	$185 million to $190 million
Amortization expense	$130 million to $135 million	$135 million to $140 million
Depreciation expense	$80 million to $85 million	$75 million to $80 million
Capital expenditures	$45 million to $55 million	$50 million to $60 million
Normalized effective tax rate as used in the calculation of Adjusted EPS	25%	25%
Adjusted Diluted Shares Outstanding[5]	52 million	52 million
Teleconference and Webcast
The Company will host a conference call today at 8:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through November 10, 2026.

______________________
1     "Legacy CMCO" is defined as reported Columbus McKinnon adjusting for the removal of the Divestiture and the Kito Crosby Acquisition in all comparable periods.
2    Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Legacy CMCO Net Sales Growth, Free Cash Flow, and Credit Agreement Net Leverage Ratio are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
3     As part of the Kito Crosby Acquisition, the Company was required to divest its U.S. power chain hoist (other than with respect to Little Mule products) and chain manufacturing operations, which closed on March 4, 2026 (the "Divestiture").
4    Adjusted EPS excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.
5     The Company has not reconciled Adjusted EBITDA, Adjusted EPS and Adjusted Diluted Shares Outstanding guidance for fiscal 2027 to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EBITDA and Adjusted EPS are made in a manner consistent with previous filings with the Securities and Exchange Commission.
6     800,000 Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the “Preferred Shares”).

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
About Columbus McKinnon Corporation
CMCO is a global leader in intelligent motion solutions designed to advance performance and productivity, helping customers move the world forward with confidence. Guided by its mission to deliver innovative solutions with unmatched safety, quality and reliability, CMCO enables efficient lifting, positioning, securing and movement of materials across a wide range of end markets. Its portfolio spans five key platforms: lifting hardware consumables, hoists and cranes, precision conveyance, automation and linear motion. Driven by a vision for a safer, more productive tomorrow, CMCO partners with customers to solve some of their most complex intralogistics challenges and keep industry in motion. Comprehensive information is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including the Company's full year fiscal 2027 guidance, consisting of net sales, Adjusted EBITDA and Adjusted EPS for fiscal 2027, as well as the associated assumed inputs for fiscal 2027 regarding interest expense, amortization expense, depreciation expense, capital expenditures, effective tax rate and Adjusted Diluted Shares Outstanding; (ii) our operational and financial targets and capital distribution policy, including our expectation that the dividends payable on the Preferred Shares will be accrued, accumulated and compounded, rather than being paid in cash, during fiscal 2027; (iii) general economic trends and trends in our industry and markets; (iv) our ability to successfully integrate the Kito Crosby Acquisition and achieve targeted net cost synergies and leverage reduction targets; (v) our ability to expand margins in future periods; and (vi) the competitive environment in which we operate, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contact:

Alexandre Eldredge
investor.relations@cmco.com

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2026	September 30, 2025	Change
Net sales	$539,285	$261,047	106.6%
Cost of products sold	351,376	170,887	105.6%
Gross profit	187,909	90,160	108.4%
Gross profit margin	34.8%	34.5%
Selling expenses	52,375	29,122	79.8%
% of net sales	9.7%	11.2%
General and administrative expenses	61,749	36,386	69.7%
% of net sales	11.5%	13.9%
Research and development expenses	8,069	4,781	68.8%
% of net sales	1.5%	1.8%
Net loss (gain) on sales of businesses	709	—	NM
Amortization of other intangibles	29,964	7,683	290.0%
Income from operations	35,043	12,188	187.5%
Operating margin	6.5%	4.7%
Interest and debt expense	48,050	8,747	449.3%
Cost of debt repricing	1,056	—	NM
Investment (income) loss	129	(521)	NM
Foreign currency exchange (gain) loss	(2,947)	754	NM
Other (income) expense, net	(1,368)	59	NM
Income (loss) before income tax expense (benefit)	(9,877)	3,149	NM
Income tax expense (benefit)	15,315	(1,446)	NM
Net income (loss)	(25,192)	4,595	NM
Net income (loss) attributable to noncontrolling interest	341	—	NM
Net income (loss) attributable to the Company	$(25,533)	$4,595	NM

Weighted average basic shares outstanding	28,900	28,726	0.6%
Basic income (loss) per share	$(0.76)	$0.16	NM

Weighted average diluted shares outstanding	28,900	28,874	0.1%
Diluted income (loss) per share	$(0.76)	$0.16	NM

Dividends declared per common share	$0.07	$0.07

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2026	September 30, 2025	Change
Net sales	$1,070,746	$496,967	115.5%
Cost of products sold	736,568	329,585	123.5%
Gross profit	334,178	167,382	99.6%
Gross profit margin	31.2%	33.7%
Selling expenses	107,064	57,653	85.7%
% of net sales	10.0%	11.6%
General and administrative expenses	127,111	67,129	89.4%
% of net sales	11.9%	13.5%
Research and development expenses	16,610	9,602	73.0%
% of net sales	1.6%	1.9%
Net loss (gain) on sales of businesses	1,275	—	NM
Amortization of other intangibles	64,772	15,318	322.8%
Income from operations	17,346	17,680	(1.9)%
Operating margin	1.6%	3.6%
Interest and debt expense	95,660	17,445	448.4%
Cost of debt repricing	1,056	—	NM
Investment (income) loss	(1,563)	(1,570)	(0.4)%
Foreign currency exchange (gain) loss	1,076	412	161.2%
Other (income) expense, net	(1,617)	(118)	NM
Income (loss) before income tax expense (benefit)	(77,266)	1,511	NM
Income tax expense (benefit)	36,359	(1,186)	NM
Net income (loss)	(113,625)	2,697	NM
Net income (loss) attributable to noncontrolling interest	637	—	NM
Net income (loss) attributable to the Company	$(114,262)	$2,697	NM

Weighted average basic shares outstanding	28,847	28,692	0.5%
Basic income (loss) per share	$(2.80)	$0.09	NM

Weighted average diluted shares outstanding	28,847	28,841	—%
Diluted income (loss) per share	$(2.80)	$0.09	NM

Dividends declared per common share	$0.07	$0.07

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	Period Ended
	September 30, 2026	March 31, 2026
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,900	$96,562
Trade accounts receivable	384,378	380,198
Inventories	567,549	609,030
Prepaid expenses and other	103,137	95,071
Total current assets	1,165,964	1,180,861

Property, plant, and equipment, net	522,491	408,508
Goodwill	1,378,126	1,408,640
Other intangibles, net	1,442,987	1,609,662
Marketable securities	9,777	10,223
Deferred taxes on income	1,621	2,064
Other assets	157,593	164,745
Total assets	$4,678,559	$4,784,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$151,593	$168,907
Accrued liabilities	244,363	249,009
Current portion of long-term debt and finance lease obligations	150,000	166,418
Total current liabilities	545,956	584,334

Term loan, Senior Secured Notes, AR securitization facility and finance lease obligations	2,262,308	2,226,589
Other non-current liabilities	532,373	525,151
Total liabilities	$3,340,637	$3,336,074

Shareholders’ equity:
Preferred stock	818,403	789,845
Common stock	289	287
Treasury stock	(11,000)	(11,000)
Additional paid-in capital	546,918	540,536
Retained earnings (deficit)	(8,399)	135,807
Accumulated other comprehensive income (loss)	(7,554)	(6,748)
Equity attributable to shareholders of the Company	1,338,657	1,448,727

Noncontrolling interest	(735)	(98)
Total shareholders’ equity	$1,337,922	$1,448,629
Total liabilities and shareholders’ equity	$4,678,559	$4,784,703

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2026	September 30, 2025
Operating activities:
Net income (loss) attributable to the Company	$(114,262)	$2,697
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	104,138	24,485
Deferred income taxes and related valuation allowance	1,724	(7,940)
Net loss (gain) on sale of investments and other	(881)	(1,232)
Stock-based and other compensation	8,447	4,626
Amortization of deferred financing costs	5,048	1,222
Loss (gain) on hedging instruments	541	906
Loss on sales, disposals, and impairments of fixed assets	—	207
Cost of debt repricing	1,056	—
Non-cash lease expense	8,867	4,820
Changes in operating assets and liabilities:
Trade accounts receivable	(5,129)	(8,570)
Inventories	45,375	(11,256)
Prepaid expenses and other	(8,185)	(6,077)
Other assets	9,304	1,431
Trade accounts payable	(18,251)	1,415
Accrued liabilities	(6,203)	(127)
Non-current liabilities	(10,524)	(6,359)
Net cash provided by (used for) operating activities	21,065	248

Investing activities:
Proceeds from sales of marketable securities	2,914	2,139
Purchases of marketable securities	(2,516)	(1,961)
Capital expenditures	(16,464)	(6,523)
Net cash provided by (used for) investing activities	(16,066)	(6,345)

Financing activities:
Proceeds from the issuance of common stock	227	—
Borrowing / (Repayment) of debt	15,443	(12,482)
Fees paid for debt amendments	(1,236)	(577)
Cash inflows from hedging activities	11,417	11,639
Cash outflows from hedging activities	(11,930)	(12,505)
Payment of dividends	(4,036)	(4,014)
Other	(918)	(783)
Net cash provided by (used for) financing activities	8,967	(18,722)

Effect of exchange rate changes on cash and cash equivalents	161	(825)

Net change in cash and cash equivalents	14,127	(25,644)
Cash, cash equivalents, and restricted cash at beginning of year	$97,023	$53,933
Cash, cash equivalents, and restricted cash at end of period	$111,150	$28,289

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Q2 FY 2027 Net Sales Bridge1

	Three Months Ended		Six Months Ended
	September 30, 2026		September 30, 2026
($ in millions)	$ Change	% Change	$ Change	% Change
Q2 Fiscal 2026 net sales	$261.0		$497.0
Divestiture	(33.9)		(68.7)
Q2 Fiscal 2026 net sales adjusted for the Divestiture	227.1		428.3
Kito Crosby Acquisition	300.2	132.2%	605.0	141.3%
Pricing	10.1	4.4%	17.2	4.0%
Volume	2.3	1.0%	18.4	4.3%
Foreign currency translation	(0.5)	(0.2)%	2.0	0.5%
Net sales growth adjusted for the Divestiture	$312.2	137.5%	$642.4	150.0%
Q2 Fiscal 2027 net sales	$539.3		$1,070.7
1     Components may not sum due to rounding.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Gross profit	$187,909	$90,160	$334,178	$167,382
Add back (deduct):
Business realignment costs	—	65	—	1,450
Acquisition inventory step-up expense	7,445	—	62,643	—
Acquisition integration costs	1,397	68	2,475	68
Factory and warehouse consolidation costs	—	283	—	708
Monterrey, MX new factory start-up costs	—	1,530	—	3,431
Adjusted Gross Profit	$196,751	$92,106	$399,296	$173,039

Net sales	$539,285	$261,047	$1,070,746	$496,967

Gross margin	34.8%	34.5%	31.2%	33.7%
Adjusted Gross Margin	36.5%	35.3%	37.3%	34.8%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current period’s gross profit and gross margin to the historical periods' gross profit and gross margin, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to the Company	$(25,533)	$4,595	$(114,262)	$2,697
Add back (deduct):
Amortization of other intangibles	29,964	7,683	64,772	15,318
Transaction-related costs	694	9,827	462	17,930
Acquisition inventory step-up expense	7,445	—	62,643	—
Acquisition integration costs	11,771	169	27,083	169
Business realignment costs	—	1,131	2,716	3,656
Net loss (gain) on sales of businesses	709	—	1,275	—
Factory and warehouse consolidation costs	—	298	—	780
Headquarter relocation costs	—	71	—	71
Cost of debt repricing	1,056	—	1,056	—
Monterrey, MX new factory start-up costs	—	1,530	—	3,431
Normalize tax rate[1]	4,960	(7,410)	15,833	(11,902)
Adjusted Net Income	$31,066	$17,894	$61,578	$32,150

GAAP average diluted shares outstanding	28,900	28,874	28,847	28,841
Add back:
Effect of dilutive preferred shares	21,846	—	21,659	—
Effect of dilutive share-based awards	209	—	200	—
Adjusted Diluted Shares Outstanding	50,955	28,874	50,706	28,841

GAAP EPS	$(0.76)	$0.16	$(2.80)	$0.09

Adjusted EPS	$0.61	$0.62	$1.21	$1.11
1     Applies a normalized tax rate of 25% to GAAP pre-tax income, net income (loss) attributable to noncontrolling interest and non-GAAP adjustments above, which are each pre-tax.
Adjusted Net Income is defined as net income (loss) attributable to the Company as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive preferred shares and the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss) attributable to the Company, average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss) attributable to the Company, average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) attributable to the Company and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA1
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to the Company	$(25,533)	$4,595	$(114,262)	$2,697
Add back (deduct):
Income tax expense (benefit)	15,315	(1,446)	36,359	(1,186)
Interest and debt expense	48,050	8,747	95,660	17,445
Investment (income) loss	129	(521)	(1,563)	(1,570)
Foreign currency exchange (gain) loss	(2,947)	754	1,076	412
Other (income) expense, net	(1,368)	59	(1,617)	(118)
Stock-based compensation	4,947	2,784	7,622	4,626
Depreciation and amortization expense	50,937	12,219	104,138	24,485
Cost of debt repricing	1,056	—	1,056	—
Transaction-related costs	694	9,827	462	17,930
Acquisition integration costs	11,771	169	27,083	169
Acquisition inventory step-up expense	7,445	—	62,643	—
Business realignment costs	—	1,131	2,716	3,656
Net loss (gain) on sales of businesses	709	—	1,275	—
Factory and warehouse consolidation costs	—	298	—	780
Headquarter relocation costs	—	71	—	71
Monterrey, MX new factory start-up costs	—	1,530	—	3,431
Adjusted EBITDA	$111,205	$40,217	$222,648	$72,828

Net sales	$539,285	$261,047	$1,070,746	$496,967

Net income (loss) attributable to the Company margin	(4.7)%	1.8%	(10.7)%	0.5%
Adjusted EBITDA Margin	20.6%	15.4%	20.8%	14.7%
Adjusted EBITDA is defined as net income (loss) attributable to the Company before interest expense, income taxes, depreciation, amortization, and other adjustments, including stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net cash provided by (used for) operating activities to Free Cash Flow and
Free Cash Flow
($ in thousands, except growth percentages)

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net cash provided by (used for) operating activities	$(4,559)	$18,401	$21,065	$248
Capital expenditures	(10,796)	(3,321)	(16,464)	(6,523)
Free Cash Flow	$(15,355)	$15,080	$4,601	$(6,275)

Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow is not determined in accordance with GAAP and may not be comparable with measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow, is important for investors and other readers of the Company's financial statements and assist in understanding of the comparison of the current period Free Cash Flow to that of historical periods.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Sales to Legacy CMCO Net Sales and
Net Sales Growth to Legacy CMCO Net Sales Growth
($ in thousands, except growth percentages)

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$539,285	$261,047	$1,070,746	$496,967
Less Divestiture net sales	—	(33,902)	$—	$(68,749)
Less Kito Crosby Acquisition net sales	(300,205)	—	(604,968)	$—
Legacy CMCO Net Sales	$239,080	$227,145	$465,778	$428,218

Net sales growth	106.6%		115.5%
Legacy CMCO Net Sales Growth	5.3%		8.8%

Legacy CMCO Net Sales is defined as net sales as reported, adjusted for the impact of the Kito Crosby Acquisition and Divestiture. Legacy CMCO Net Sales Growth is defined as the change in Legacy CMCO Net Sales between the current period and the prior year period divided by prior year period Legacy CMCO Net Sales. Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth are not determined in accordance with GAAP and may not be comparable with non-GAAP net sales calculations used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current period's net sales and net sales growth to the historical periods' net sales and net sales growth.

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Credit Agreement Net Leverage Ratio
($ in thousands)

	Twelve Months Ended
	September 30, 2026	March 31, 2026
Net income (loss)	$(345,759)	$(229,437)
Add back (deduct):
Annualize EBITDA for the Kito Crosby Acquisition, Divestiture and synergies[1]	132,389	264,352
Income tax expense (benefit)	60,475	22,930
Interest and debt expense	139,360	61,145
Cost of debt repricing	25,241	24,185
Depreciation and amortization expense	156,691	77,038
Stock-based and other compensation	12,565	9,569
Transaction-related costs	39,889	55,603
Acquisition integration costs	37,563	12,795
Acquisition inventory step-up expense	99,441	36,798
Business realignment costs	3,370	4,310
Factory and warehouse consolidation costs	274	1,054
Headquarter relocation costs	392	463
Loss on impairment of goodwill[2]	200,000	200,000
Monterrey, MX new factory start-up costs	3,049	6,480
Net (gain) loss on sale of business	(102,153)	(103,306)
Net gain on sale of facilities	(914)	(917)
Net loss attributable to noncontrolling interest	(735)	(98)
Unrealized foreign exchange	6,658	(1,934)

Credit Agreement Trailing Twelve Month Adjusted EBITDA	$467,796	$441,030

Current portion of long-term debt and finance lease obligations	$150,000	$166,418
Term loan, Senior Secured Notes, AR securitization facility and finance lease obligations	2,262,308	2,226,589
Total debt	$2,412,308	$2,393,007
Standby letters of credit	19,276	16,067
Cash and cash equivalents	(110,900)	(96,562)
AR securitization facility obligations[3]	$(42,762)	(53,127)
Credit Agreement Net Debt	$2,277,922	$2,259,385

Credit Agreement Net Leverage Ratio	4.9x	5.1x
1     EBITDA is normalized to include a full year of performance from Kito Crosby and Divestiture and assumes all cost synergies are achieved in fiscal 2026.
2     For its annual goodwill impairment test for fiscal 2026, the Company elected to bypass the qualitative assessment and performed a quantitative impairment test for its reporting units, comparing the carrying amount of each reporting unit with its estimated fair value. While each of the individual reporting units initially had fair values in excess of their book value, the sustained reduction in the Company's stock price and market capitalization resulted in the aggregate equity value of the combined company exceeding its market capitalization at its annual measurement date. On this basis, the Company reevaluated the fair value of each of its reporting units and this resulted in a partial impairment of the goodwill for the Precision Conveyance reporting unit in the amount of $200,000,000.
3     The Company's Credit Agreement definition of Net Debt excludes any debt related to its AR securitization facility given that borrowings under the AR securitization facility support the Company's short term working capital needs.
Credit Agreement Net Debt is defined in the Company's Credit Agreement as total debt plus standby letters of credit, net of cash and cash equivalents and AR securitization facility obligations. Credit Agreement Net Leverage Ratio is defined as Credit Agreement Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined in the Company's Credit Agreement as net income (loss) adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such

CMCO's Growth and Integration Momentum Continues in Q2 FY27; Increases Full Year Guidance
November 3, 2026
as Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.